WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD – VICE PRESIDENT AND ABOVE
FOR GOOD AND VALUABLE CONSIDERATION, Western Digital Corporation (the “Company”) hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) listed below (this “Award”) under the Western Digital Corporation Amended and Restated 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”). Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) of such Plan, attached as Exhibit A hereto. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.

Name of Participant:
Employee ID
Grant Date:
Grant Number
Number of RSUs:
Vesting Schedule:
The RSUs shall vest in accordance with the following schedule:
[ ]
Vesting shall be subject to Participant’s Continuous Service from the Grant Date through each applicable vesting date, unless provided otherwise under Section 2 of the Standard Terms and Conditions.

IN CONNECTION WITH THIS GRANT, AND IN ADDITION TO THIS GRANT NOTICE, PARTICIPANT HAS RECEIVED A COPY OF THE PLAN AND THE STANDARD TERMS AND CONDITIONS. PARTICIPANT MAY REJECT THIS AWARD BY NOTIFYING THE COMPANY NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AWARD DOCUMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH 5-DAY PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THIS AWARD DOCUMENT.

Grant Notice for
Restricted Stock Unit Award

EXHIBIT A

WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to this Award of Restricted Stock Units granted under the Western Digital Corporation Amended and Restated 2021 Long-Term Incentive Plan (the “Plan”). The Restricted Stock Units are also subject to the terms of the Plan and the attached Grant Notice, which are incorporated here by this reference. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.
1.    TERMS OF RESTRICTED STOCK UNITS
Western Digital Corporation (the “Company”) has granted to the Participant named in the attached Grant Notice an award of Restricted Stock Units (this “Award” or the “RSUs”) described in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.    VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)    The Award shall be unvested as of the Grant Date and be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, this Award shall become vested as described in the Grant Notice. RSUs that have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” RSUs that are not vested and remain subject to forfeiture are referred to as “Unvested RSUs.” No portion of this Award, nor the shares of Common Stock subject to this Award, may be deferred under the Western Digital Corporation Deferred Compensation Plan (or any applicable successor plan) or any other deferred compensation arrangement of the Company.
(b)    Following the vesting of the RSUs on a vesting date, the Company shall deliver to the Participant on the Settlement Date a number of shares of Common Stock equal to the number of RSUs that vested on such vesting date. The Company may, in its sole discretion, settle any whole or fractional RSUs accrued as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). “Settlement Date” means as soon as practicable following the vesting of the RSUs on the applicable vesting date but in no event later than 60 days after the applicable vesting date.
(c)    Termination without Cause under the Executive Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Executive Severance Plan, as applicable (or any applicable successor plan) (the “Executive Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause (as defined in the Executive Severance Plan) under circumstances that would entitle the Participant to severance benefits under the Executive Severance Plan, subject to compliance with the terms of the Executive Severance Plan any then Unvested RSUs and any credited dividend equivalents held by the Participant shall vest in accordance with the following formula:
(i)    (x) a fraction with a numerator equal to the total number of calendar days from the Grant Date of this Award through and including the Participant’s termination of Continuous Service and a denominator equal to the total number of calendar days from the Grant Date of this Award through and including the last scheduled vesting date applicable to this Award multiplied by (y) the total number of shares of Common Stock originally subject to this Award (subject to adjustment as provided in the Plan but before taking into account any crediting of dividend equivalents); minus

(ii)    (z) the number of shares of Common Stock that have already vested on or prior to the Participant’s termination of Continuous Service (before taking any accelerated vesting contemplated by this subsection into account and before taking into account any crediting (if applicable) of dividend equivalent rights).
Any Unvested RSUs that do not vest as described above shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(d)    Termination without Cause or for Good Reason under the Change in Control Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Change in Control Severance Plan, as applicable (or any applicable successor plan) (the “CIC Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause or due to a resignation by Participant for Good Reason (both as defined in the CIC Severance Plan) under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, any then Unvested RSUs held by the Participant and any credited dividend equivalents will vest in full.
(e)    Resignation. Upon Participant’s termination of Continuous Service by the Company due to a resignation by Participant for any reason, other than a resignation for Good Reason under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, the Unvested RSUs held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(f)    Termination due to Death. Upon Participant’s termination of Continuous Service due to death, 50% of the Participant’s then Unvested RSUs (including any credited dividend equivalents held by the Participant) shall vest. Any Unvested RSUs that do not vest as described shall be forfeited as of the date of the Participant’s termination due to death.
(g)    Termination for Cause. Upon Participant’s termination of Continuous Service by the Company for Cause, the entire Award (both Vested RSUs that have yet to be settled and Unvested RSUs) held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(h)    Non-U.S. Eligible Employees Participating in the Executive Severance Plan and Change in Control Severance Plan. For avoidance of doubt, if Participant is not a U.S. Eligible Employee (as defined in the applicable severance plan), the Participant will only be eligible for the vesting treatment on a termination without Cause as described in Section 2(c) or termination without Cause or resignation for Good Reason as described in Section 2(d) in accordance with the terms of the applicable severance plan, which provides that the administrator of such severance plan will compare any Local Severance Benefits (as defined in the applicable severance plan) with the Plan Severance Benefits (as defined in the applicable severance plan) and if the value of the Local Severance Benefits equals or exceeds the value of the Plan Severance Benefits, the Participant will not be eligible to receive the vesting treatment on a termination without Cause as described in Section 2(c) or termination without Cause or resignation for Good Reason as described in Section 2(d).
3.    RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
(a)    Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant.
(b)    Notwithstanding Section 3(a), from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of the RSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of the RSUs is forfeited, the Participant shall be entitled to receive as a dividend equivalent a number of additional RSUs on the date(s) that the Company pays a cash dividend (if any) to Common Stock holders generally. Such dividend equivalent shall be determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents accrued thereon) previously credited to the

Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited. Dividend equivalents may be settled in whole or fractional shares of Common Stock, in the sole discretion of the Administrator (with any fractional RSUs that are not settled in shares of Common Stock to be settled in cash). However, for the avoidance of doubt, the Company may, in its sole discretion, settle any RSUs credited as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). For the avoidance of doubt, in no event will any dividend equivalents credited to RSUs be delivered to the Participant unless and until such RSUs vest and settle.
4.    RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.    INCOME TAXES
The Participant may satisfy tax withholding obligations relating to the RSUs by any combination of the following: (i) a cash payment; (ii) a Company deduction from any amounts payable to Participant; (iii) Company withholding of shares from the Common Stock issuable to the Participant in connection with the RSUs (only up to the amount permitted that will not cause an adverse accounting consequence); or (iv) Company withholding a payment from the proceeds from the sale of shares of Common Stock issued pursuant to the RSUs. In addition, the Administrator may, in its sole discretion but only to the extent consistent with Section 409A of the Code, reduce the number of RSUs remaining subject to this Award, with each such RSU to have a value for such purpose equal to the then Fair Market Value of a share of Common Stock, to satisfy such withholding obligation at the applicable withholding rates.
6.    NON-TRANSFERABILITY OF AWARD
The Participant agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, this Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, official marital settlement agreement or other divorce or separation instrument.
7.    OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded.
8.    NO ADDITIONAL RIGHTS
The Participant’s receipt of the RSUs does not confer upon the Participant any right to continue to serve the Company or an Affiliate in any capacity and will not affect the right of the Company or an Affiliate to terminate the service of the Participant.
9.    GENERAL
(a)    In the event that any provision of these Standard Terms and Conditions (including, for the avoidance of doubt, the Plan, which is incorporated here by this reference) is declared to be unenforceable by an arbitrator selected in accordance with Section 11 below or a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such unenforceable provision. Furthermore, except as otherwise provided by Section 11, it is the parties’ intent that any order striking any portion of this Award Document and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.
(b)    The headings preceding the text of the sections in these Standard Terms and Conditions are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. References to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)    These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties and their respective permitted heirs, beneficiaries, successors and assigns.
(d)    These Standard Terms and Conditions shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)    In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)    The RSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s employer or any Subsidiary.
(g)    All questions under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
(h)    This Award will be subject to recoupment in accordance with the Company’s compensation recovery (clawback) policy or policies then in effect. No recovery of compensation under any such policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.
10.    ELECTRONIC DELIVERY
By accepting the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the RSUs via Company web site or other electronic delivery.
11.    ARBITRATION
Any controversy arising out of or relating to the Grant Notice, these Standard Terms and Conditions, and/or the Plan (“Covered Claims”), shall be resolved in accordance with the terms and conditions of the Western Digital Technologies, Inc. Dispute Resolution Agreement (the “DRA”).
If, however, Participant has opted out of the DRA, any Covered Claims shall be submitted to arbitration pursuant to this Section 11. Such arbitration shall be held in Orange County, California, U.S.A., before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of the Federal Arbitration Act; provided, however, that provisional injunctive relief may, but need not, be sought by either party in a court of law to maintain the status quo while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Any such action for provisional injunctive relief shall be subject to the exclusive jurisdiction of the Delaware Chancery Court and each party consents to jurisdiction with respect to any such action in Delaware

Chancery Court. To the fullest extent permitted by applicable law, Participant and the Company agree to bring any Covered Claims on an individual basis only, and not on a class, collective, joint, or representative basis. If, however, the preceding sentence be determined invalid or unenforceable by a court of competent jurisdiction and not by an arbitrator with respect to any particular Covered Claim, then that Covered Claim will not proceed in arbitration but rather will be resolved in a court of competent jurisdiction for that Covered Claim only. All other Covered Claims must be resolved in arbitration on an individual basis. Any award or relief granted by the arbitrator shall be final and binding on the Company and the Participant and may be enforced by any court of competent jurisdiction.
The Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. Each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The parties agree that they are hereby waiving any rights to trial by jury in relation to any matter arising out of or in any way connected with any Covered Claim(s).
12.    NON-U.S. EMPLOYEES
The Award shall be subject to any additional terms and conditions for non-U.S. employees set forth in Appendix A (“Appendix A”) and any terms and conditions for the Participant’s country set forth in Appendix B (“Appendix B”). Moreover, if the Participant relocates to one of the countries included in Appendix B, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of the Agreement.